UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 12, 2013

NEXUS ENTERPRISE SOLUTIONS, INC.
Exact name of Registrant as Specified in its Charter

Wyoming	333-184832	45-2477894
(State or Other Jurisdiction	(Commission File	(IRS Employer Identification
of Incorporation)	Number )	Number)

5340 N. Federal Highway
Suite 206
Lighthouse Point, FL	33064
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (561)-767-4346

Not Applicable
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors of Nexus Enterprise Solutions, Inc. has concluded on November 12, 2013 that the financial statements issued for the quarter ended September 30, 2013 should no longer be relied upon because of an error in such financial statements.

The Nexus Enterprise Solutions, Inc. determination that the financial statements for the quarter ended September 30, 2013 may no longer be relied upon is based upon a review of the financial statements that were prepared and filed in the quarterly report for the period ended September 30, 2013, relating to an understatement of revenue, which was mistakenly booked under Cost of Goods.

The Board of Directors of Nexus Enterprise Solutions, Inc. discussed this matter with Malone Bailey, LLP on November 12, 2013.  Malone Bailey, LLP, advised the Company on November 12, 2013 that the financial statements for the quarter ended September 30, 2013 may no longer be relied upon, and that such financial statements must be restated to properly reflect the amount of revenue generated by the Company, which is greater than what was reported.   The Quarterly Report for the period ended September 30, 2013 will be amended to correct the financial statements.

The Registrant provided Malone Bailey, LLP with a copy of the disclosures made in this Current Report on Form 8-K and requested that Malone Bailey, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by Malone Bailey, LLP is attached as Exhibit 16 hereto.

9.01 Exhibits

Exhibit Number                              Description

    16         Disclosure Letter from Malone Bailey, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2013	/s/ James Bayardelle James Bayardelle President and Director /s/ Jason Foster Jason Foster Chief Technology Officer